                                                                     EXHIBIT 25

                               POWER OF ATTORNEY




     Each of the undersigned Directors of Teleflex Incorporated, a Delaware corporation (the "Company"), hereby appoints Lennox K. Black, Harold L. Zuber, Jr. and Steven K. Chance, and each of them, with full power of substitution, to act as his attorney-in-fact to execute, on behalf of the undersigned, the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995.

     IN WITNESS WHEREOF, this Power of Attorney is executed this 11th day of March, 1996.


/s/ DONALD BECKMAN                                  /s/ LENNOX K. BLACK
------------------                                  -------------------
Donald Beckman                                      Lennox K. Black

/s/ DAVID S. BOYER                                  /s/ JOSEPH S. GONNELLA
------------------                                  ----------------------
David S. Boyer                                      Joseph S. Gonnella

/s/ PEMBERTON HUTCHINSON                            /s/ LEWIS E. HATCH, JR.
------------------------                            -----------------------
Pemberton Hutchinson                                Lewis E. Hatch, Jr.

/s/ SIGISMUNDUS W. W. LUBSEN                        /s/ PALMER E. RETZLAFF
----------------------------                        ------------------------
Sigismundus W. W. Lubsen                            Palmer E. Retzlaff

/s/ JOHN H. REMER                                   /s/ JAMES W. STRATTON
-----------------                                   ---------------------
John H. Remer                                       James W. Stratton